                                    EXHIBIT C

                           [TRANSMONTAIGNE LETTERHEAD]

                                  June 26, 2002





First Reserve Fund VI, Limited Partnership ("Fund VI")
First Reserve Fund VII, Limited Partnership ("Fund VII")
First Reserve Fund VIII, L.P. ("Fund VIII")
c/o First Reserve Corporation
1801 California Street, Suite 4110
Denver, CO 80202


         Re: Amendment to Agreement to Elect Directors dated as of April 17, 1996 (the "Agreement")


Dear Tom:

         This letter will amend the above-referenced Agreement to include Fund VII and Fund VIII as "First Reserve Investors" as defined in the Agreement. All other terms of the Agreement shall remain unchanged and in full force and effect except that Section 2.7 shall be amended and restated as set forth below:

                  Section 2.7. Term. This Agreement shall terminate and no longer be binding on the parties hereto at such time as the First Reserve Investors beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) less than 10% of the Common Stock.

         To acknowledge your agreement to this amendment, please sign below on behalf of Fund VI, Fund VII and Fund VIII.




                                   Sincerely,



                                   -------------------------------------
                                   TransMontaigne Inc.






Acknowledged this 26th day of June, 2002

FIRST RESERVE FUND VI, Limited Partnership

By:   First Reserve Corporation, its General Partner



      By:
          ---------------------------------------


FIRST RESERVE FUND VII, Limited Partnership

By:   First Reserve GP VII, L.P., its General Partner

      By:  First Reserve Corporation, its General Partner



      By:
          ---------------------------------------


FIRST RESERVE FUND VIII, L.P.

By:   First Reserve GP VIII, L.P., its General Partner

      By:  First Reserve Corporation, its General Partner



      By:
          ---------------------------------------